    As filed with the Securities and Exchange Commission on November 24, 1999

                                                            Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYBERSHOP.COM, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                          13-3979226
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                                116 Newark Avenue
                          Jersey City, New Jersey 07302
          (Address of principal executive offices, including zip code)

                   Cybershop.com, Inc. 1998 Stock Option Plan
                            (Full title of the plan)

                                Jeffrey S. Tauber
                      Chairman and Chief Executive Officer
                               Cybershop.com, Inc.
                                116 Newark Avenue
                          Jersey City, New Jersey 07302
                     (Name and address of agent for service)

                                 (201) 234-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Walter M. Epstein, Esq.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4911

                         Calculation of Registration fee
======================================================================================
Title of securities to   Amount to be     Proposed       Proposed           Amount of
   be registered         registered(1)     maximum        maximum         registration
                                          offering       aggregate             fee
                                          Price per   offering price(2)
                                           share(2)
--------------------------------------------------------------------------------------
Common Stock, par value    2,000,000      $10.188       $20,376,000       $5,664.53
    $.001 per share          shares
======================================================================================

----------
(1) The number of shares of Common Stock being registered consists of shares reserved for issuance pursuant to the Registrant's 1998 Stock Option Plan pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including changes resulting from reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h), in the case of 2,000,000 shares underlying options that have not been granted on the date of filing of this Registration Statement (based on the average of the high and low sales prices of the Common Stock on November 22, 1999 as reported on the Nasdaq National Market) which was $10.188.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, Cybershop.com, Inc. (the "Company") is hereby registering additional shares of its common stock, par value $.001 per share (the "Common Stock"), in the number set forth on the cover page of this registration statement. These shares are of the same class as other securities of the Company for which a previous registration statement has been filed with the Securities and Exchange Commission (the "Commission") relating to the Company's 1998 Stock Option Plan (the "Plan") and the registration statement, as set forth below, is incorporated herein by reference:

      Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 333-75159 (filed on March 29, 1999);

      Pursuant to General Instruction E, this registration statement contains such information required by Form S-8 that is not otherwise included in the above-listed registration statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

      The following documents filed with the Commission are incorporated into this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 19, 1999;

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 17, 1999;

      (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 13, 1999;

      (d) The Registrant's Quarterly Report on From 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 12, 1999;

      (e) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 11, 1998 including any amendments or reports filed for the purpose of updating such description; and

      (f) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1998.

      All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 8. Exhibits

4.1   The Cybershop International, Inc. 1998 Stock Option Plan, as amended.

5     Opinion of Davis & Gilbert LLP, filed herewith

23.1  Consent of Arthur Andersen LLP, filed herewith

23.2 Consent of Davis & Gilbert LLP (contained in the opinion previously filed as Exhibit 5)

--------------

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on November 24, 1999.

                                       CYBERSHOP.COM, INC.



                                       By: /s/ Jeffrey S. Tauber
                                           -------------------------------------
                                           Jeffrey S. Tauber
                                           Chairman and Chief Executive Officer,
                                           President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey S. Tauber                                          November 24, 1999
-----------------------------------------------
Jeffrey S. Tauber
Chairman and Chief Executive Officer; President
(Principal Executive Officer) and Director


/s/ Jeffrey Leist                                              November 24, 1999
-----------------------------------------------
Jeffrey Leist
Senior Vice President, Chief Operating Officer
and Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)


/s/ Robert Matluck                                             November 24, 1999
-----------------------------------------------
Robert Matluck
Director


/s/ Warren Struhl                                              November 24, 1999
-----------------------------------------------
Warren Struhl
Director


/s/ Michael Kempner                                            November 24, 1999
-----------------------------------------------
Michael Kempner
Director


                                       4